                         RESEARCH AND LICENSE AGREEMENT

                                     between

                                  ARQULE, INC.

                                       and

                       AMERICAN HOME PRODUCTS CORPORATION

                               acting through its

                         WYETH-AYERST RESEARCH DIVISION

                            dated as of July 3, 1997

                                TABLE OF CONTENTS
                                                                           PAGE
                                                                           ----

1.  DEFINITIONS............................................................  1
    -----------
    1.1.     "ACTIVE HOMOLOG"..............................................  1
              --------------
    1.2.     "ACTIVE ARQULE COMPOUND"......................................  1
              ----------------------
    1.3.     "ACTIVE COMPOUND".............................................  1
              ---------------
    1.4.     "ACTIVE WYETH-AYERST COMPOUND"................................  1
              ----------------------------
    1.5.     "AFFILIATE"...................................................  2
              ---------
    1.6.     "AGREEMENT"...................................................  2
              ---------
    1.7.     "ARQULE COMPOUND".............................................  2
              ---------------
    1.8.     "ARQULE DERIVATIVE COMPOUND"..................................  2
              --------------------------
    1.9.     "ARQULE INTERNAL DEVELOPMENT PROGRAM".........................  2
              -----------------------------------
    1.10.    "ARQULE PATENT RIGHTS"........................................  2
              --------------------
    1.11.    "ARQULE TECHNOLOGY............................................  2
              -----------------
    1.12.    "ARRAY".......................................................  2
              -----
    1.13.    "CHEMICAL THEME"..............................................  2
              --------------
    1.14.    "CONFIDENTIAL INFORMATION"....................................  2
              ------------------------
    1.15.    "CONTRACT YEAR"...............................................  2
              -------------
    1.16.    "DERIVATIVE COMPOUND".........................................  3
              -------------------
    1.17.    "DIRECTED ARRAY(TM)"..........................................  3
              ------------------
    1.18.    "DIRECTED ARRAY(TM) PROGRAM"..................................  3
              --------------------------
    1.19.    "DISCLOSING PARTY"............................................  3
              ----------------
    1.20.    "EFFECTIVE DATE"..............................................  3
              --------------
    1.21.    "EXTRAORDINARY EXPENSES"......................................  3
              ----------------------
    1.22.    "FDA".........................................................  3
              ---
    1.24.    "IND-TRACK STATUS"............................................  3
              ----------------
    1.25.    "JOINT PATENT RIGHTS".........................................  3
              -------------------
    1.26.    "LICENSED COMPOUND"...........................................  3
              -----------------
    1.27.    "LICENSED COMPOUND SET".......................................  3
              ---------------------
    1.28.    "MAJOR MARKET COUNTRY"........................................  4
              --------------------
    1.29.    "MAPPING ARRAY(TM)"...........................................  4
              -----------------
    1.30.    "MAPPING ARRAY(TM) PROGRAM"...................................  4
              -------------------------
    1.31.    "NET SALES"...................................................  4
              ---------
    1.32.    "NET SALES PRICE".............................................  4
              ---------------
    1.33.    "PARTY".......................................................  5
              -----
    1.34.    "PATENT RIGHTS"...............................................  5
              -------------
    1.35.    "PHASE I CLINICAL TRIALS".....................................  5
              -----------------------
    1.36.    "PHASE II CLINICAL TRIALS"....................................  5
              ------------------------
    1.37.    "PHASE III CLINICAL TRIALS"...................................  5
              -------------------------
    1.38.    "PRECLINICAL COMPOUND"........................................  5
              --------------------
    1.39.    "PRECLINICAL DEVELOPMENT".....................................  5
              -----------------------
    1.40.    "RECEIVING PARTY".............................................  6
              ---------------
    1.41.    "RESEARCH PERIOD".............................................  6
              ---------------
    1.42.    "RESEARCH PLAN"...............................................  6
              -------------

                                     (i)

    1.43.    "RESEARCH PROGRAM"............................................  6
              ----------------
    1.44.    "ROYALTY-BEARING PRODUCT".....................................  6
              -----------------------
    1.45.    "ROYALTY PERIOD"..............................................  6
              --------------
    1.46.    "RESEARCH COMMITTEE"..........................................  6
              ------------------
    1.47.    "SUBLICENSEE..................................................  6
              -----------
    1.48.    "TARGET"......................................................  6
              ------
    1.49.    "WYETH-AYERST COMPOUND".......................................  6
              ---------------------
    1.50.    "WYETH-AYERST DERIVATIVE COMPOUND.............................  6
              --------------------------------
    1.51.    "WYETH-AYERST PATENT RIGHTS"..................................  6
              --------------------------

2.  MANAGEMENT OF RESEARCH PROGRAM.........................................  7
    ------------------------------
    2.1.     COMPOSITION OF RESEARCH COMMITTEE.............................  7
             ---------------------------------
    2.2.     DUTIES OF THE RESEARCH COMMITTEE..............................  7
             --------------------------------
    2.3.     MEETINGS OF THE RESEARCH COMMITTEE............................  8
             ----------------------------------
    2.4.     COOPERATION...................................................  8
             -----------
    2.5.     VISITS TO FACILITIES..........................................  8
             --------------------

3.  MAPPING ARRAY(TM) PROGRAM..............................................  8
    ------------------------
    3.1.     CONDUCT OF MAPPING ARRAY(TM) PROGRAM..........................  8
             ------------------------------------
    3.2.     MUTUAL DISCLOSURE.............................................  9
             -----------------
    3.3.     RESERVATION OF ACTIVE ARQULE COMPOUNDS........................  9
             --------------------------------------
    3.4.     MAPPING ARRAY(TM) PROGRAM PAYMENTS...........................  10
             ----------------------------------
    3.5.     TERM OF MAPPING ARRAY(TM) PROGRAM............................  10
             ---------------------------------
    3.6.     PERFORMANCE OF MAPPING ARRAY(TM) PROGRAM.....................  10
             ----------------------------------------

4.  DIRECTED ARRAY(TM) PROGRAM............................................  11
    --------------------------
    4.1.     DESCRIPTION OF DIRECTED ARRAY(TM) PROGRAM....................  11
             -----------------------------------------
    4.2.     COMPOUNDS EXCLUDED FROM THE DIRECTED ARRAY(TM) PROGRAM.......  12
             ------------------------------------------------------
    4.3.     CONDUCT OF DIRECTED ARRAY(TM) PROGRAM........................  12
             -------------------------------------
    4.4.     DIRECTED ARRAY(TM) PROGRAM PAYMENTS..........................  13
             -----------------------------------
                      4.4.1.  DELIVERY FEE................................  13
                              ------------
                      4.4.2.  EXPENSES....................................  13
                              --------
    4.5.     TERM OF DIRECTED ARRAY(TM) PROGRAMS..........................  14
             -----------------------------------
    4.6.     PERFORMANCE OF DIRECTED ARRAY(TM) PROGRAM....................  14
             -----------------------------------------

5.  LICENSE GRANTS; REVERSION OF RIGHTS...................................  14
    -----------------------------------
    5.1.     SCREENING LICENSES...........................................  14
             ------------------
    5.2.     COMMERCIALIZATION LICENSE....................................  14
             -------------------------
    5.3.     REVERSION OF RIGHTS; RETURN OF MATERIALS.....................  15
             ----------------------------------------
    5.4.     DIRECT LICENSES TO AFFILIATES................................  15
             -----------------------------

6.  OWNERSHIP OF COMPOUNDS................................................  16
    ----------------------
    6.1.     WYETH-AYERST COMPOUNDS; WYETH-AYERST DERIVATIVE COMPOUNDS....  16
             ---------------------------------------------------------
    6.2.     ARQULE COMPOUNDS; ARQULE DERIVATIVE COMPOUNDS................  16
             ---------------------------------------------



                                      (ii)

7.  INTELLECTUAL PROPERTY RIGHTS..........................................  16
    ----------------------------
    7.1.     OWNERSHIP OF PATENT RIGHTS...................................  16
             --------------------------
    7.2.     MANAGEMENT OF JOINT PATENT RIGHTS............................  17
             ---------------------------------
    7.3.     COOPERATION OF THE PARTIES...................................  17
             --------------------------
    7.4.     INFRINGEMENT BY THIRD PARTIES................................  17
             -----------------------------
    7.5.     INFRINGEMENT OF THIRD PARTY RIGHTS...........................  18
             ----------------------------------
    7.6.     TRADEMARKS...................................................  19
             ----------

8.  PAYMENTS, REPORTS, AND RECORDS........................................  19
    ------------------------------
    8.1.     ACCESS FEE...................................................  19
             ----------
    8.2.     RESEARCH AND DEVELOPMENT PAYMENTS............................  19
             ---------------------------------
    8.3.     MARGINAL ROYALTIES...........................................  20
             ------------------
    8.4.     REPORTS AND PAYMENTS.........................................  21
             --------------------
    8.5.     INVOICES; PAYMENTS IN U.S. DOLLARS...........................  21
             ----------------------------------
    8.6.     PAYMENTS IN OTHER CURRENCIES.................................  21
             ----------------------------
    8.7.     RECORDS......................................................  22
             -------
    8.8.     TERM OF ROYALTY OBLIGATION...................................  22
             --------------------------
    8.9.     THIRD PARTY ROYALTIES........................................  22
             ---------------------


9.  CONFIDENTIAL INFORMATION..............................................  22
    ------------------------
    9.1.     DEFINITION OF CONFIDENTIAL INFORMATION.......................  22
             --------------------------------------
    9.2.     DESIGNATION OF CONFIDENTIAL INFORMATION......................  23
             ---------------------------------------
    9.3.     OBLIGATIONS..................................................  23
             -----------
    9.4.     EXCEPTIONS...................................................  23
             ----------
    9.5.     RETURN OF CONFIDENTIAL INFORMATION...........................  24
             ----------------------------------
    9.6.     PUBLICATIONS.................................................  24
             ------------
    9.7.     SURVIVAL OF OBLIGATIONS......................................  24
             -----------------------

10. REPRESENTATIONS AND WARRANTIES........................................  24
    ------------------------------
    10.1.    AUTHORIZATION................................................  24
             -------------
    10.2.    INTELLECTUAL PROPERTY........................................  24
             ---------------------

11. INDEMNIFICATION AND INSURANCE.........................................  25
    -----------------------------
    11.1.    WYETH-AYERST INDEMNITY OBLIGATIONS...........................  25
             ----------------------------------
    11.2.    CROSS-INDEMNITY OBLIGATIONS..................................  25
             ---------------------------
    11.3.    PROCEDURE....................................................  25
             ---------
    11.4.    INSURANCE....................................................  26
             ---------

12. TERM AND TERMINATION..................................................  26
    --------------------
    12.1.    TERM.........................................................  26
             ----
    12.2.    BREACH OF PAYMENT OBLIGATIONS................................  26
             -----------------------------
    12.3.    MATERIAL BREACH..............................................  26
             ---------------
    12.4.    INSOLVENCY...................................................  26
             ----------
    12.5.    CHANGE OF CONTROL............................................  27
             -----------------
    12.6.    EFFECT OF TERMINATION........................................  27
             ---------------------


                                    (iii)

13. MISCELLANEOUS.........................................................  28
    -------------
    13.1.   RELATIONSHIP OF PARTIES.......................................  28
            -----------------------
    13.2.   PUBLICITY.....................................................  28
            ---------
    13.3.   GOVERNING LAW.................................................  28
            -------------
    13.4.   DISPUTE RESOLUTION PROCEDURES.................................  28
            -----------------------------
    13.5.   COUNTERPARTS..................................................  29
            ------------
    13.6.   HEADINGS......................................................  29
            --------
    13.7.   BINDING EFFECT................................................  29
            --------------
    13.8.   ASSIGNMENT....................................................  29
            ----------
    13.9.   NOTICES.......................................................  29
            -------
    13.10.  AMENDMENT AND WAIVER..........................................  30
            --------------------
    13.11.  SEVERABILITY..................................................  30
            ------------
    13.12.  ENTIRE AGREEMENT..............................................  30
            ----------------
    13.13.  FORCE MAJEURE.................................................  30
            -------------
    13.14.  HART-SCOTT-RODINO ACT.........................................  31
            ---------------------

EXHIBIT A.................................................................  33

EXHIBIT B.................................................................  34


                                      (iv)

                         RESEARCH AND LICENSE AGREEMENT

     This Agreement, dated as of July 3, 1997, is between ArQule, Inc. ("ArQule"), a Delaware corporation, and American Home Products Corporation, acting through its Wyeth-Ayerst Research division ("Wyeth-Ayerst"), a Delaware corporation.


                                 R E C I T A L S
                                 - - - - - - - -

     WHEREAS, ArQule has developed certain technology that has applications in the discovery and optimization of pharmaceutical compounds;

     WHEREAS, Wyeth-Ayerst desires that ArQule apply its technologies to the research and optimization of pharmaceutical compounds for Wyeth-Ayerst; and

     WHEREAS, in exchange for payment by Wyeth-Ayerst of research funds and royalties, ArQule is willing to perform certain research and compound optimization activities for Wyeth-Ayerst, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the Parties hereby agree as follows:


1. DEFINITIONS.

     1.1. "ACTIVE HOMOLOG" shall mean any ArQule Compound within the same Chemical Theme as an Active ArQule Compound that exhibits substantial structural homology with such Active ArQule Compound and exhibits minimal functional activity. The criteria for determining "substantial structural homology" and "minimal functional activity" for each Active ArQule Compound are established by the Research Committee acting in accordance with Section 2.

     1.2. "ACTIVE ARQULE COMPOUND" shall mean any ArQule Compound or ArQule Derivative Compound which exhibits confirmed significant functional activity against a Target. The criteria for determining "significant functional activity" for each Target is established by the Research Committee acting in accordance with Section 2.

     1.3. "ACTIVE COMPOUND" shall mean any Active ArQule Compound or Active Wyeth-Ayerst Compound.

     1.4. "ACTIVE WYETH-AYERST COMPOUND" shall mean any Wyeth-Ayerst Compound or Wyeth-Ayerst Derivative Compound which exhibits confirmed significant functional activity against a Target. The criteria for determining "significant functional activity" for each Target is established by the Research Committee acting in accordance with Section 2.

     1.5. "AFFILIATE" shall mean a corporation or other legal entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, "control" means the ownership, directly or indirectly, of fifty percent (50%) or more of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a fifty percent (50%) or greater interest in the net assets or profits of an entity which is not a corporation. For the purposes of this definition, Immunex Corporation shall not be deemed a Wyeth-Ayerst Affiliate.

     1.6. "AGREEMENT" shall mean this Research and License Agreement, together with EXHIBIT A and EXHIBIT B hereto.

     1.7. "ARQULE COMPOUND" shall mean any chemical that is synthesized by ArQule using its proprietary technology and provided by ArQule to Wyeth-Ayerst under the Mapping Array(TM) Program.

     1.8. "ARQULE DERIVATIVE COMPOUND" shall mean a Derivative Compound synthesized by ArQule from an ArQule Compound under a Directed Array(TM) Program described in Section 4.

     1.9. "ARQULE INTERNAL DEVELOPMENT PROGRAM" shall mean any testing or screening activity fully funded and performed by ArQule itself with the primary purpose of determining the functional activity in the Field of ArQule Compounds or ArQule Derivative Compounds.

     1.10. "ARQULE PATENT RIGHTS" shall mean Patent Rights controlled or owned by ArQule as of the Effective Date or during the term of this Agreement.

     1.11. "ARQULE TECHNOLOGY" shall mean all information and data which is owned by ArQule or licensed by third parties to ArQule prior to or during the Research Program and is necessary or useful to conduct the screening to discover Active ArQule Compounds and Active Homologs thereto or to develop, make, use, sell or seek regulatory approval in any country to market a product containing a Licensed Compound; all to the extent and only to the extent that ArQule now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

     1.12. "ARRAY" shall mean a set of samples of structurally related chemical compounds arranged in a format such as a microtiter screening plate.

     1.13. "CHEMICAL THEME" shall mean the chemical or structural characteristics shared by a group of compounds as determined by the Research Committee acting in accordance with Section 2.

     1.14. "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 9.1.

     1.15. "CONTRACT YEAR" shall mean each twelve (12) month calendar year of the Research Period commencing on January 1 and ending on December 31 of each such year. Notwithstanding the foregoing, the "Initial Contract Year" shall mean the stub period beginning on the Effective Date and ending on December 31, 1997, and, with respect to the

Directed Array(TM) Programs, the "Final Contract Year" shall mean the Contract Year ending on December 31, 2000.

     1.16. "DERIVATIVE COMPOUND" shall mean a chemical compound structurally derived in one or more steps from another by a process of modification or partial substitution of at least one component wherein at least one structural feature is retained at each process step. The number of intermediate steps or compounds is not relevant to the classification of a compound as a Derivative Compound. A compound need not have structural similarity to another compound in order to be classified as a Derivative Compound.

     1.17. "DIRECTED ARRAY(TM)" shall mean an Array comprised of ArQule Derivative Compounds or Wyeth-Ayerst Derivative Compounds, as the case may be, synthesized by ArQule under a Directed Array(TM) Program described in Section 4.

     1.18. "DIRECTED ARRAY(TM) PROGRAM" shall mean a lead optimization program based around a single Chemical Theme and conducted by ArQule as set forth in
Section 4.

     1.19. "DISCLOSING PARTY" shall mean that Party disclosing Confidential Information to the other Party under Section 9.

     1.20. "EFFECTIVE DATE" shall mean the date first written above.

     1.21. "EXTRAORDINARY EXPENSES" shall mean those unusual expenses incurred by ArQule required solely to further the Directed Array(TM) Program in accordance with the Research Plan as approved by the Research Committee and which are not contemplated by the Research Plan.

     1.22. "FDA" shall mean the United States Food and Drug Administration (or its foreign equivalent in a Major Market Country).

     1.23. "FIELD" shall mean, with respect to a Target, all human therapeutic and diagnostic pharmaceutical uses of a Licensed Compound.

     1.24. "IND-TRACK STATUS" shall mean the designation by the Wyeth-Ayerst Discovery Council that a Licensed Compound meets the criteria set forth in EXHIBIT B.

     1.25. "JOINT PATENT RIGHTS" shall mean any Patent Rights that are jointly owned by the Parties, as set forth in Section 7.1(b).

     1.26. "LICENSED COMPOUND" shall mean any Active ArQule Compound or Active Homologs thereto which the Research Committee has designated as such pursuant to
Section 3.2 or Section 4.3 hereof.

     1.27. "LICENSED COMPOUND SET" shall mean the set of Licensed Compounds comprising at least one Active ArQule Compound and the Active Homologs thereto which the Research Committee has designated as such pursuant to Section 3.2 or
Section 4.3 hereof. For the purposes of this Agreement, any reference made to a Licensed Compound applies to all compounds in the Licensed Compound Set to which the Licensed Compound belongs.

     1.28. "MAJOR MARKET COUNTRY" shall mean the *****

     1.29. "MAPPING ARRAY(TM)" shall mean an Array of ArQule Compounds synthesized by ArQule under the Mapping Array(TM) Program set forth in
Section 3.

     1.30. "MAPPING ARRAY(TM) PROGRAM" shall mean the Mapping Array(TM) component of the Research Program as set forth in Section 3.

     1.31. "NET SALES" shall mean the aggregate Net Sales Price of Royalty-Bearing Products in any Royalty Period.

     1.32. "NET SALES PRICE" shall mean with respect to a Royalty-Bearing Product, the ****** invoiced by Wyeth-Ayerst, its Affiliates, Sublicensees and/or Direct Licensees as appropriate, on sales or other dispositions of the Royalty-Bearing Product to unrelated third parties, less the following items:

           *****

           *****

           *****

           *****

Such amounts shall be determined from the books and records of Wyeth-Ayerst, its Affiliates and/or its Sublicensees, maintained in accordance with generally accepted accounting principles, consistently applied.

     If a Royalty-Bearing Product is sold in bulk (as distinguished from packaged pharmaceutical form) for resale in packaged or finished form, Net Sales shall be calculated ***** . If a Royalty-Bearing Product is sold, or otherwise commercially disposed of for value (including, without limitation, disposition in connection with the delivery of other products or services), in a transaction that is not an outright arm's length sale to an independent third party, then the



* Confidential Treatment has been requested for the marked portions of this agreement.

********** invoiced in such transaction shall be deemed to be the ***** that would have been paid had there been such a sale at the ***** of such Royalty-Bearing Product during the applicable royalty reporting period. Net Sales Price shall not include any consideration received by Wyeth-Ayerst, its Affiliates or its Sublicensees in respect of the sale, use or other disposition of a Royalty-Bearing Product in a country as part of a clinical trial prior to the receipt of all regulatory approvals required to commence full commercial sales of such Royalty-Bearing Product in such country, except ***** pursuant to which Wyeth-Ayerst, its Affiliates or Sublicensees is/are entitled, under applicable regulatory policies, to recover costs incurred in providing such products to the patients.

     1.33. "PARTY" means ArQule or Wyeth-Ayerst or their respective Affiliates; "PARTIES" means ArQule and Wyeth-Ayerst and their respective Affiliates.

     1.34. "PATENT RIGHTS" shall mean all Valid Claims of all issued patents and reissues, reexaminations, extensions and supplementary protection certificates thereof, and all patent applications and any divisions, continuations, or continuations-in-part thereof or patents issuing thereon. For the purposes of this Section, "Valid Claim" shall mean either (a) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (b) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling and that has been pending for less than ***** years from its priority date.

     1.35. "PHASE I CLINICAL TRIALS" shall mean clinical trials in a small number of patients to determine the metabolism and pharmacologic actions of a product in humans, the side effects associated with increasing doses and to gather evidence on effectiveness and meeting the requirements established by the FDA for Phase I clinical trials.

     1.36. "PHASE II CLINICAL TRIALS" shall mean clinical trials in a small sample of the intended patient population to assess the efficacy for a specific indication of a compound proposed to be used as a therapeutic or diagnostic pharmaceutical product, to determine dose tolerance and the optimal dose range as well as to gather additional information relating to safety and potential adverse effects, and meeting the requirements established by the FDA for Phase II clinical trials.

     1.37. "PHASE III CLINICAL TRIALS" shall mean clinical trials designed to demonstrate safety and efficacy of a compound proposed to be used as a therapeutic or diagnostic pharmaceutical product in an expanded patient population at geographically dispersed study sites, meeting the requirements established by the FDA for Phase III clinical trials.

     1.38. "PRECLINICAL COMPOUND" shall mean any Licensed Compound selected by Wyeth-Ayerst or an Affiliate of Wyeth-Ayerst to enter into Preclinical Development.

     1.39. "PRECLINICAL DEVELOPMENT" shall mean, with respect to any Preclinical Compound, the commencement of IND-enabling toxicology studies.


* Confidential Treatment has been requested for the marked portions of this agreement.

     1.40. "RECEIVING PARTY" shall mean that Party receiving Confidential Information under Section 9.1.

     1.41. "RESEARCH PERIOD" shall mean the period during which the Research Program, or any part thereof, remains in effect.

     1.42. "RESEARCH PLAN" shall mean a plan of research for each Directed Array(TM) Program covering a minimum of a six-month period, which shall be updated periodically as agreed to by the Parties pursuant to Section 2.2. The initial Research Plan shall be developed by the Parties within thirty (30) days of the Effective Date and be attached to this Agreement as EXHIBIT A.

     1.43. "RESEARCH PROGRAM" shall mean, collectively and individually, each of the Directed Array(TM) Programs and the Mapping Array(TM) Program.

     1.44. "ROYALTY-BEARING PRODUCT" shall mean a product containing *****

     1.45. "ROYALTY PERIOD" shall mean, with respect to each Royalty-Bearing Product, every calendar quarter, or partial calendar quarter, commencing with the first commercial sale of such Royalty-Bearing Product in any country and ending on the later to occur of (i) the end of the quarter during which all Patent Rights covering one or more active components per se of such Royalty-Bearing Product expire in the applicable country, or (ii) ***** years after such first commercial sale in the applicable country.

     1.46. "RESEARCH COMMITTEE" shall have the meaning set forth in Section 2.1.

     1.47. "SUBLICENSEE" shall mean any non-Affiliate third party licensed by Wyeth- Ayerst to make, use (except where the right to use accompanies the sale of any Royalty- Bearing Product by Wyeth-Ayerst or its Affiliates, Sublicensees or Direct Licensees) or sell any Royalty-Bearing Product pursuant to any rights granted hereunder.

     1.48. "TARGET" shall mean any biological target selected by Wyeth-Ayerst.

     1.49. "WYETH-AYERST COMPOUND" shall mean any chemical compound provided by Wyeth-Ayerst or its Affiliates to ArQule under a Directed Array(TM) Program described in Section 4.

     1.50. "WYETH-AYERST DERIVATIVE COMPOUND" shall mean a Derivative Compound synthesized by ArQule from a Wyeth-Ayerst Compound under a Directed Array(TM) Program described in Section 4.

     1.51. "WYETH-AYERST PATENT RIGHTS" shall mean Patent Rights controlled or owned by Wyeth-Ayerst as of the Effective Date or during the Research Period.


* Confidential Treatment has been requested for the marked portions of this agreement.

     1.52. The above definitions are intended to encompass the defined terms in both the singular and plural tenses.


2. MANAGEMENT OF RESEARCH PROGRAM.

     2.1. COMPOSITION OF RESEARCH COMMITTEE. The Parties hereby establish a Research Committee comprised of six (6) members, with three (3) representatives appointed by each Party. The members of the Research Committee shall be as follows:

       ArQule Representatives                   Wyeth-Ayerst Representatives
       ----------------------                   ----------------------------

          *****                                   *****

          *****                                   *****

          *****                                   *****


A Party may change one or more of its representatives to the Research Committee at any time upon notice to the other Party. Each Party will designate one of its representatives as its team leader.

     2.2. DUTIES OF THE RESEARCH COMMITTEE. The Research Committee shall direct and administer the Research Program. With respect to each Directed Array(TM) Program, the Research Committee shall specifically determine the following: (i) the appropriate number and type of Chemical Themes, to be submitted to the Directed Array(TM) Program, subject to ArQule's right to exclude certain compounds as set forth in Section 4.2 below; (ii) the appropriate number of compounds that ArQule should generate in a Directed Array(TM) for a particular Chemical Theme; and (iii) the appropriate amount of each compound in a Directed Array(TM) that ArQule should deliver to Wyeth-Ayerst for further research and development. The scope of each Chemical Theme will be determined on the basis of the following criteria: (i) the specific reaction or reaction sequence used to combine members of two or more discrete chemical units in which each chemical unit bears the functional group(s) required for the specific reaction(s) that result in the combination of the chemical units; and (ii) the extent to which a class of compounds is related by a recurring structural motif associated with a particular biological activity. In addition, the Research Committee shall (i) determine the criteria of substantial structural homology and minimal functional activity necessary to identify Active Homologs of an Active Compound, (ii) determine the criteria of significant functional activity necessary to identify an Active Compound, (iii) determine whether any Active ArQule Compound and any Active Homolog thereto should be designated as a Licensed Compound and included in a Licensed Compound Set pursuant to Section 3.2 or Section 4.3 hereof; (iv) determine and update the list of Licensed Compounds; (v) revise and extend the Research Plan periodically as agreed to by the Parties; (vi) allocate personnel resources to be utilized by the parties under the Agreement; and (vii) resolve all matters involving scientific questions.


* Confidential Treatment has been requested for the marked portions of this agreement.

     2.3. MEETINGS OF THE RESEARCH COMMITTEE. The Research Committee shall conduct monthly telephone conferences and shall prepare and deliver a brief written report describing the significant issues and discussions that take place during such telephone conferences. A representative of the Research Committee jointly appointed by its members shall provide each member with ***** ***** days notice of the time of any such telephone conferences and the proposed agenda with respect thereto, unless waived by all members. The Research Committee shall meet at least once each quarter alternately at the Parties' locations, or at such other times and locations as the Research Committee determines. A representative of the Research Committee jointly appointed by its members shall provide each member with ***** days notice of the time and location of meetings, unless such notice is waived by all members. If a designated representative of a Party cannot attend a meeting of the Research Committee, such Party may designate a different representative for that meeting without notice to the other Party, and the substitute member will have full power to vote on behalf of the permanent member. Except as otherwise provided in this Section 2, all actions and decisions of the Research Committee will require the unanimous consent of all of its members. If the Research Committee fails to reach agreement upon any matter, the dispute will be resolved in accordance with the procedures set forth in Section 13.4 below. Within ***** days following each quarterly meeting of the Research Committee, the Research Committee shall prepare and deliver, to both Parties, a written report describing the decisions made, conclusions and actions agreed upon.

     2.4. COOPERATION. Each Party agrees to provide the Research Committee with information and documentation as reasonably required for the Research Committee to fulfill its duties under this Agreement. In addition, each Party agrees to make available its employees and consultants as reasonably requested by the Research Committee. The Parties anticipate that members of the Research Committee will communicate informally with each other and with employees and consultants of the Parties on matters relating to the Directed Array(TM) Program.

     2.5. VISITS TO FACILITIES. Members of the Research Committee shall have reasonable access to the facilities of each Party where activities under this Agreement are in progress, but only during normal business hours and with reasonable prior notice. Each Party shall bear its own expenses in connection with such site visits.


3. MAPPING ARRAY(TM) PROGRAM.

     3.1. CONDUCT OF MAPPING ARRAY(TM) PROGRAM. ArQule will supply Wyeth-Ayerst with its Mapping Array(TM) Program containing approximately ***** each of not less than ***** different ArQule Compounds during the Initial Contract Year of 1997, ***** and approximately ***** different ArQule Compounds during the subsequent Contract Years for the term of the Mapping Array(TM) Program provided for in Section 3.5. Each Mapping Array(TM) Program shall be based on approximately ***** Chemical Themes. *****, ArQule shall confirm that the ArQule Compounds within the Mapping Arrays(TM) are, on average, at least ***** pure.

* Confidential treatment has been requested for the marked portions of this agreement.

Promptly upon its receipt of any such Mapping Arrays(TM), Wyeth-Ayerst shall commence testing of such Mapping Arrays(TM) for activity against Targets within the Field. Upon the completion by Wyeth-Ayerst of its testing of any such Mapping Arrays(TM), Wyeth-Ayerst shall promptly provide the ArQule team leader with a telefax communication detailing the discovery of Active Compounds, which telefax shall be followed by a confirmatory letter, PROVIDED, HOWEVER, that Wyeth-Ayerst may withhold any Confidential Information it deems appropriate to prevent disclosure of the Targets. At Wyeth-Ayerst's request, and subject to the availability of such Active Compound(s) as Licensed Compound(s) in accordance with the provisions of Section 3.2 hereof, ArQule shall resynthesize any Active Compound(s) and will promptly supply Wyeth-Ayerst with an appropriate amount of such Active Compound(s) for a second evaluation as determined by the Research Committee.

     3.2. MUTUAL DISCLOSURE. Initially, ArQule will identify the Chemical Theme of each Mapping Array(TM) but not the structures of the individual ArQule Compounds in the Mapping Arrays(TM). Wyeth-Ayerst may screen the Mapping Arrays(TM) against any Targets within the Field during the term of this Agreement and thereafter. Initially, Wyeth-Ayerst will not disclose the Targets screened. When Wyeth-Ayerst detects any Active ArQule Compound in a Mapping Array(TM), ArQule will initially disclose whether such Active Compound or Active Homolog thereto (i) is included within a Directed Array(TM) Program for a third party for development in the Field, (ii) is being optimized by a third party from a Mapping Array(TM) Program for development in the Field, (iii) is licensed by a third party for development in the Field, or (iv) is included in an existing ArQule Internal Discovery Program, in which case such Active ArQule Compound and such Active Homologs thereto may not be reserved as per Section 3.3 or designated as Licensed Compounds. If such Active ArQule Compound and Active Homologs may be reserved or designated as Licensed Compounds, ArQule will disclose (a) the structure of each Active ArQule Compound and (b) the structures, but not the locations in the Mapping Array(TM), of all Active Homologs thereto, and Wyeth-Ayerst will disclose (a) the identity of the Target and (b) the level of activity. All such disclosed information shall be treated as Confidential Information by both Parties. The Parties agree that all Active ArQule Compounds and Active Homologs thereto which exhibit significant functional activity against Targets shall, subject to the approval of the Research Committee, be submitted to the Directed Array(TM) Program under Section
4. Wyeth- Ayerst, at its discretion, may request that the Research Committee designate any such Active ArQule Compound and Active Homologs thereto as Licensed Compounds comprising a Licensed Compound Set if such Active ArQule Compound and Active Homologs are still available as Licensed Compounds. Subject to the foregoing, (a) ArQule shall notify the Research Committee that such Active ArQule Compound and Active Homologs thereto are properly designated as Licensed Compounds, and (b) provide Wyeth-Ayerst with the confirmed chemical composition, structure, purity information and location of all Active ArQule Compounds and Active Homologs thereto so designated as Licensed Compounds belonging to such Licensed Compound Set.

     3.3. RESERVATION OF ACTIVE ARQULE COMPOUNDS. Prior to designating any Active ArQule Compounds and Active Homologs thereto as Licensed Compounds pursuant to Section 3.2 hereof, Wyeth-Ayerst, at its discretion, may notify ArQule of its intent to license such Active ArQule Compounds and Active Homologs, and request a reservation of such Active ArQule Compounds and Active Homologs thereto (collectively the "Reserved

Compounds"). Upon ArQule receiving from Wyeth-Ayerst (i) a written request to reserve such Reserved Compounds, and (ii) disclosure of the Target and activity information pursuant to Section 3.2 hereof, ArQule shall reserve such Reserved Compounds for subsequent designation by Wyeth-Ayerst as Licensed Compounds for a period ending upon the earlier to occur of (i) *****, or (ii) ***** days.

     3.4. MAPPING ARRAY(TM) PROGRAM PAYMENTS. In consideration of the performance by ArQule of the Mapping Array(TM) Program during the term provided for in Section 3.5, Wyeth- Ayerst shall pay ArQule an annual subscription fee of *****. Each subsequent annual subscription fee after the 1998 Contract Year shall be as follows:

         1999 Contract Year Annual Subscription Fee = *****

         2000 Contract Year Annual Subscription Fee = *****

         2001 Contract Year Annual Subscription Fee = *****

Beginning in 1998, any such annual subscription fee is payable *****. The payment schedule for annual subscription fees shall be as follows:

         In 1997 Contract Year:             ******

         In 1998 Contract Year:             ******

         In 1999 Contract Year:             ******

         In 2000 Contract Year:             ******

         In 2001 Contract Year:             ******

     3.5. TERM OF MAPPING ARRAY(TM) PROGRAM. The Mapping Array(TM) Program shall commence on the Effective Date and continue until December 31, 2001, unless earlier terminated as provided in Article 12 below. Wyeth-Ayerst may renew the term of the Mapping Array(TM) Program at its option for additional periods of ***** on terms and conditions to be mutually agreed upon by the Parties. Termination of the Mapping Array(TM) Program shall have no effect on the continuation of any Directed Array(TM) Program.

     3.6. PERFORMANCE OF MAPPING ARRAY(TM) PROGRAM. During the term of the Mapping Array(TM) Program, any Active ArQule Compound selected by Wyeth-Ayerst from the Mapping Array(TM) Program for re-synthesis pursuant to this Agreement shall be reproducible by ArQule in quantities of at least ***** or such other reasonable quantity as determined by the Research Committee. The Parties agree that the failure of ArQule to meet these performance criteria



* Confidential Treatment has been requested for the marked portions of this agreement.

of this section shall not constitute a material breach of the Agreement sufficient for termination pursuant to Section 12.3 hereof. *****

4. DIRECTED ARRAY(TM) PROGRAM.

     4.1. DESCRIPTION OF DIRECTED ARRAY(TM) PROGRAMS. Subject to the approval of the Research Committee and the provisions of Section 4.2, ArQule will synthesize, under the direction of the Research Committee and in accordance with the Research Plan, multiple Directed Arrays(TM) of compounds derived from (i) each Wyeth-Ayerst Compound provided to ArQule by Wyeth-Ayerst for inclusion in a Directed Array(TM) Program, and/or (ii) each Active ArQule Compound or Active Homolog thereto provided by ArQule to Wyeth-Ayerst under the Mapping Array(TM) Program for inclusion in a Directed Array(TM) Program. The Parties agree that, during the period provided for in Section 4.5, ArQule will produce such Directed Arrays(TM) in no less than ***** separate Directed Array(TM) Programs as follows:

          (i) ***** Directed Array(TM) Programs during the Initial Contract Year of 1997,

          (ii) ***** Directed Array(TM) Programs during each of the Contract Years of 1998 and 1999, and

          (iii) ***** Directed Array(TM) Programs commenced during the Final Contract Year.

The Research Committee will determine which Active ArQule Compounds or Active Homologs thereto, and which Wyeth-Ayerst Compounds are actually submitted to the Directed Array(TM) Programs. Subject to Research Committee approval and oversight, it is expected that each Directed Array(TM) Program should take ***** to complete, with an average of ***** for the Directed Array(TM) Programs commenced in any Contract Year. In the event that such average exceeds ***** in any Contract Year, the matter will be referred to the Research Committee to develop a plan to accelerate the Directed Array(TM) Programs. Failure to average ***** or less to complete the Directed Array(TM) Programs for any Contract Year shall not be a material breach sufficient to terminate this Agreement pursuant to Section 12.3. Each Directed Array(TM) program shall result in the production of approximately ***** compounds per Chemical Theme per Directed Array(TM) Program resulting in approximately ***** compounds generated for the ***** Directed Array(TM) Programs, PROVIDED, HOWEVER, that the number of Chemical Themes actually submitted to the Directed Array(TM) Program and the number of ArQule Derivative Compounds or Wyeth-Ayerst Derivative Compounds actually produced per Chemical Theme will be determined by the Research Committee. ArQule shall devote the resources necessary to produce such Directed Array(TM) Program commensurate with the payments received by


* Confidential Treatment has been requested for the marked portions of this agreement.

ArQule for such Directed Array(TM) Program and ArQule agrees that the determination of the actual numbers of compounds developed per Directed Array(TM) Program shall be determined on a strict scientific basis to accomplish the goals of such Directed Array(TM) Program rather than on the basis of allocation of resources among ArQule's corporate collaborators. The Parties intend that ArQule will produce approximately ***** of each such Derivative Compound in the Directed Arrays(TM), and in the case of Wyeth-Ayerst Derivative Compounds, subject to the availability of the original Wyeth-Ayerst Compounds; PROVIDED, HOWEVER, that the amount of each Derivative Compound that ArQule actually produces will ultimately be determined by the Research Committee.

     4.2. COMPOUNDS EXCLUDED FROM THE DIRECTED ARRAY(TM) PROGRAM. ArQule shall have the right, at the time Wyeth-Ayerst seeks to include any (i) Active ArQule Compound or Active Homolog thereto, or (ii) Wyeth-Ayerst Compound, in any Directed Array(TM) Program, to exclude from such Directed Array(TM) Program any such Active ArQule Compound, Active Homolog thereto, or Wyeth-Ayerst Compound that is at that time (i) included within a Directed Array(TM) Program for a third party for development in the Field, (ii) being optimized by a third party from a Mapping Array(TM) Program for development in the Field, (iii) previously licensed by a third party for development in the Field, or (iv) is included in an existing ArQule Internal Discovery Program. In the event that ArQule excludes a compound from a Directed Array(TM) Program pursuant to Subsection (iv) of this Section, and to the extent ArQule may be permitted to do so in respect of agreements with third parties, ***** .

     4.3. CONDUCT OF DIRECTED ARRAY(TM) PROGRAM. Each Directed Array(TM) Program shall be conducted in a good scientific manner and in compliance with all applicable legal requirements. The conduct of the Directed Array(TM) Program shall be the primary responsibility of ArQule with participation by Wyeth-Ayerst. Directed Arrays(TM) may be produced by ArQule in one or more iterations as directed by the Research Committee. Wyeth-Ayerst shall propose Chemical Themes to the Research Committee for inclusion in a Directed Array(TM) Program. If the Research Committee approves the inclusion of the proposed Chemical Theme, Wyeth-Ayerst shall provide ArQule with the requisite amount and purity of Wyeth-Ayerst Compounds for that Chemical Theme, as directed by the Research Committee. ArQule shall thereupon diligently synthesize Directed Arrays(TM) of ArQule Derivative Compounds or Wyeth-Ayerst Derivative Compounds, as the case may be, in accordance with the Research Plan. Wyeth-Ayerst shall, in its discretion, be responsible for conducting screening for binding affinity and/or functional activity of all compounds in the Directed Arrays(TM). The Parties shall continue the procedure described in this Section 4.3 for each Active Compound until the earliest to occur of (i) the determination by the Research Committee, in accordance with Section 2.2, to designate any such Active ArQule Compound and any Active Homolog thereto as Licensed Compounds belonging to a Licensed Compound

* Confidential Treatment has been requested for the marked portions of this agreement.

Set, (ii) the determination by the Research Committee to cease further testing of such Active Compound, (iii) the termination of such Directed Array(TM) Program pursuant to Section 4.5, or (iv) termination of this Agreement in accordance with Section 12. In the event that the Research Committee cannot agree on a determination to be made by the Research Committee hereunder, then such determination shall be resolved pursuant to Section 13.4. Notwithstanding the foregoing, all Active ArQule Compounds and Active Homologs thereto arising from the Directed Array(TM) Program and designated as Licensed Compounds, shall remain exclusive to Wyeth-Ayerst, and ArQule or any of its licensees or its pharmaceutical partners shall have no rights thereto except as otherwise provided for in this Agreement.

     4.4. DIRECTED ARRAY(TM) PROGRAM PAYMENTS.

          4.4.1. DELIVERY FEE. In consideration of the performance by ArQule of the Directed Array(TM) Program, Wyeth-Ayerst shall pay ArQule a delivery fee equal to ***** for each Directed Array(TM) Program commenced during the 1997 and 1998 Contract Years. Wyeth-Ayerst shall make the following delivery fee payment to ArQule for the Directed Array(TM) Programs commenced during subsequent Contract Years:

         1999 Contract Year Delivery Fee =*****

         2000 Contract Year Delivery Fee = *****

All such delivery fees are payable *****. The annual payment schedule for such fees is expected to be as follows:


    In 1997 Contract Year:        ***** / commence * Directed Array(TM)Programs.

    In 1998 Contract Year:        ***** / commence * and complete * Directed
                                  Array(TM) Programs.

    In 1999 Contract Year:        ***** / commence and complete * Directed Array(TM)
                                  Programs.

    In 2000 Contract Year:        ***** / commence and complete * Directed Array(TM)
                                  Programs.

The parties agree that due to the uncertain scientific nature of any Directed Array(TM) Program, the completion of the expected number of Directed Array(TM) Programs in any one year may not occur in the same year that they are initiated, and in such case, Wyeth-Ayerst will not be obligated to make the payments scheduled in that year, but only to make the remaining payments when the Directed Array(TM) Programs are actually completed.

          4.4.2. EXPENSES. In addition to the amounts payable pursuant to
Section 4.4.1 above, Wyeth-Ayerst shall pay any and all Extraordinary Expenses of ArQule, as required and approved by the Research Committee which shall approve such Extraordinary Expenses before they are incurred.


* Confidential Treatment has been requested for the marked portions of this agreement.

     4.5. TERM OF DIRECTED ARRAY(TM) PROGRAMS. The term of each Directed Array(TM) Program shall begin upon the commencement of such Directed Array(TM) Program and, unless earlier terminated as provided in Article 12 below, terminate on the first anniversary of such commencement date unless extended by the Research Committee because of extraordinary circumstances. The period for completing all Directed Array(TM) Programs commenced pursuant to Section 4.1 hereof shall terminate at the end of the Final Contract Year, PROVIDED, HOWEVER, that such period may be extended for additional periods of ***** years at ***** on terms and conditions to be mutually agreed upon by the Parties.

     4.6. PERFORMANCE OF DIRECTED ARRAY(TM) PROGRAM. During the term of the Directed Array(TM) Program, any ArQule Derivative Compound and any Wyeth-Ayerst Derivative Compound selected for resynthesis pursuant to this Agreement shall be reproducible by ArQule in quantities of at least ***** or such other reasonable quantity as determined by the Research Committee. In the event that ArQule is unable to reproduce such compound in accordance with the performance criteria set forth in this section, the Parties agree to submit the matter to the Research Committee for development of a plan to achieve such performance criteria and to ultimately resolve the matter in accordance with this Agreement. The Parties agree that the failure of ArQule to meet the performance criteria of this section shall not constitute a material breach of the Agreement sufficient for termination pursuant to Section 12.3 hereof.


5. LICENSE GRANTS; REVERSION OF RIGHTS.

     5.1. SCREENING LICENSES. ArQule hereby grants to Wyeth-Ayerst, under ArQule Patent Rights and ArQule Technology (a) a nonexclusive, royalty-free license ***** to test each Mapping Array(TM) for significant functional activity against Targets; and (b) an exclusive, royalty-free license to test each Directed Array(TM) for significant functional activity against Targets.

     5.2. COMMERCIALIZATION LICENSE. Upon the designation of Wyeth-Ayerst and upon the designation by the Research Committee of any Active ArQule Compound or any Active Homolog thereto as a Licensed Compound, ArQule shall grant to Wyeth-Ayerst, under any intellectual property rights owned solely by ArQule or jointly with Wyeth-Ayerst or controlled by ArQule, including ArQule Patent Rights, Joint Patent Rights and ArQule Technology, covering the composition, manufacture or use of any such Licensed Compound selected by Wyeth-Ayerst for Preclinical Development, an exclusive, worldwide royalty-bearing license
***** subject to Section 5.3 (i) to develop or have developed Royalty-Bearing Products incorporating Licensed Compounds for use in the Field (ii) to make or have made Royalty- Bearing Products incorporating Licensed Compounds for use, distribution and sale in the Field, and (iii) to distribute for sale and sell
in the Field    Royalty-Bearing Products incorporating Licensed Compounds,
PROVIDED, HOWEVER, *****.

* Confidential Treatment has been requested for the marked portions of this agreement.

     5.3. REVERSION OF RIGHTS; RETURN OF MATERIALS. With respect to an Active ArQule Compound and Active Homologs thereof composing a Licensed Compound Set identified by Wyeth-Ayerst from a Mapping Array(TM) Program, in the event that ***** In such event, ArQule shall thereafter be free to offer such Active ArQule Compounds and Active Homologs thereto belonging to such Licensed Compound Set to third parties pursuant to a Mapping Array Program, including the right to grant licenses covering such reverted Active ArQule Compounds and Active Homologs to third parties for development and commercialization resulting from independent discoveries arising from such Mapping Array(TM) Program. Upon termination of such license by ArQule, Wyeth-Ayerst shall (i) grant to ArQule an exclusive license, with the right to grant sublicenses, to manufacture, use or sell such Active ArQule Compounds and Active Homologs thereto under any Joint Patent Rights covering the composition or use of such Active ArQule Compounds and Active Homologs and (ii) return to ArQule all Proprietary Materials and Confidential Information supplied by ArQule which relate to such Active ArQule Compounds and Active Homologs. ArQule agrees not to disclose any Wyeth-Ayerst Confidential Information to any third party regarding such reverted Active ArQule Compounds and Active Homologs in accordance with Article 9 hereof. ***** . Notwithstanding the foregoing, pursuant to Section 4.3 hereof, all Active ArQule Compounds and Active Homologs thereto arising from the Directed Array(TM) Program and designated as Licensed Compounds, shall remain exclusive to Wyeth-Ayerst, and ArQule or any of its licensees or its pharmaceutical partners shall have no rights thereto except as otherwise provided for in this Agreement.

        5.4. DIRECT LICENSES TO AFFILIATES. Wyeth-Ayerst may, at any time, request from ArQule, and ArQule agrees to grant directly to Wyeth-Ayerst Affiliates in any country other than the United States equivalent rights as granted to Wyeth-Ayerst on equivalent terms and conditions as agreed to by Wyeth-Ayerst under this Agreement. Accordingly, upon receipt of Wyeth-Ayerst's request, ArQule shall enter into and sign a direct license agreement or agreements with such Wyeth-Ayerst Affiliates designated by Wyeth-Ayerst in the request. All direct license agreements coming into force under this section shall contain terms and conditions which are equivalent with those in this Agreement, subject only to such modifications, as may be required by the laws or regulations of the country to be demonstrated by Wyeth-Ayerst in which such direct license may still be exercised, but only to the extent such modifications are outside Wyeth-Ayerst's or its Affiliates' direct or indirect

* Confidential Treatment has been requested for the marked portions of this agreement.

control, including, but not limited to, restrictions against the remittance of royalties and limitations upon the term or duration of said direct license agreement. In those countries in which the validity of such a direct license agreement requires prior government approval or registration, such direct license agreement shall not be binding or have force or effect until the required governmental approval or registration has been granted.


6. OWNERSHIP OF COMPOUNDS.

     6.1. WYETH-AYERST COMPOUNDS; WYETH-AYERST DERIVATIVE COMPOUNDS. All Wyeth-Ayerst Compounds and Wyeth-Ayerst Derivative Compounds shall be owned by Wyeth-Ayerst or its Affiliates, except, and only to the extent that any such compound
(i) was under development by ArQule (including programs with academic collaborators or corporate partners) before such compound was proposed to be included in the Directed Array(TM) Program; (ii) was independently developed by ArQule employees who had no access to Wyeth-Ayerst Confidential Information regarding the particular compound as evidenced by sufficient written documentation, or (iii) was already within a screening array before such compound was proposed to be included in the Directed Array(TM) Program.

     6.2. ARQULE COMPOUNDS; ARQULE DERIVATIVE COMPOUNDS. All ArQule Compounds and ArQule Derivative Compounds shall be owned by ArQule except, and only to the extent that, any such compound (i) was under development by Wyeth-Ayerst before such compound was proposed to be included in the Directed Array(TM) Program;
(ii) was independently developed by Wyeth-Ayerst employees who had no access to ArQule Confidential Information regarding the particular compound as evidenced by sufficient written documentation, or (iii) was already in the possession of Wyeth-Ayerst before it was provided by ArQule to Wyeth-Ayerst or its Affiliates.


7. INTELLECTUAL PROPERTY RIGHTS.

     7.1. OWNERSHIP OF PATENT RIGHTS.

          (a) ARQULE PATENT RIGHTS. Any Patent Rights covering Active ArQule Compounds only will be owned solely by ArQule except as provided in Section 7.1(b).

          (b) JOINT PATENT RIGHTS. Any Patent Rights filed by either Party (i) covering both Active ArQule Compounds and Active Wyeth-Ayerst Compounds,
     (ii) claiming an Active ArQule Compound and uses thereof discovered by Wyeth-Ayerst; and/or (iii) claiming an Active Wyeth-Ayerst Compound and uses thereof discovered by ArQule, shall be owned jointly by ArQule and Wyeth-Ayerst.

          (c) WYETH-AYERST PATENT RIGHTS. Any Patent Rights covering Active Wyeth-Ayerst Compounds only will be owned solely by Wyeth-Ayerst except as provided in Section 7.1(b).

          (d) PATENT RIGHTS GENERALLY. Any Patent Rights arising out of or related to this Agreement, the ownership of which cannot be determined from Subsections (a), (b) or (c) of this Section 7.1, will be owned by the Party(ies) having inventorship under the patent laws of the United States.

     7.2. MANAGEMENT OF JOINT PATENT RIGHTS. The Parties shall agree upon a mutually acceptable independent patent attorney who will be responsible, at Wyeth-Ayerst's expense, for the preparation, filing, prosecution, and maintenance of any Joint Patent Rights claiming such inventions. In the event of any disagreement concerning any Joint Patent Rights, the matter shall be resolved in accordance with Section 13.4. Wyeth-Ayerst shall consult with ArQule as to the preparation, filing, prosecution, and maintenance of such Joint Patent Rights reasonably prior to any deadline or action with the U.S. Patent & Trademark Office or its foreign equivalent in a Major Market Country, and shall furnish to ArQule copies of all relevant documents reasonably in advance of such consultation. In the event that Wyeth- Ayerst desires to abandon such Joint Patent Rights or later declines responsibility for such Joint Patent Rights, Wyeth-Ayerst shall provide reasonable prior written notice to ArQule of such intention to abandon or decline responsibility, and ArQule shall have the right, at its expense, to prepare, file, prosecute, and maintain such Joint Patent Rights.

     7.3. COOPERATION OF THE PARTIES. Each Party agrees to cooperate fully in the preparation, filing, and prosecution of any Patent Rights under this Agreement. Such cooperation includes, but is not limited to:

                    (a) executing all papers and instruments, or requiring its employees or agents, to execute such papers and instruments, so as to effectuate the ownership of Patent Rights set forth in Section 7.1 above and to enable the other Party to apply for and to prosecute patent applications in any country;

                    (b) promptly informing the other Party of any matters coming to such Party's attention that may affect the preparation, filing, or prosecution of any such patent applications; and

                    (c) undertaking no actions that are potentially deleterious to the preparation, filing, or prosecution of such patent applications.

     7.4. INFRINGEMENT BY THIRD PARTIES. ArQule and Wyeth-Ayerst shall each promptly notify the other in writing of any alleged or threatened infringement by a third party of any ArQule Patent Right, Wyeth-Ayerst Patent Right or Joint Patent Right of which they become aware. ArQule may elect, but is under no obligation, to initiate legal action with respect to an ArQule Patent Right against such third party in its sole discretion, and Wyeth-Ayerst shall cooperate fully with ArQule in any such action at its own out-of-pocket expenses, further provided that Wyeth-Ayerst shall have the right to join as a party. Wyeth-Ayerst shall have the right to be represented by legal counsel of its own choosing at its sole expense. If ArQule, within ***** months of receipt of such notice or such lesser period of time if a further delay would result in material harm, or the loss of a material right, has not commenced legal action against an infringer whose infringing product has a market share larger than ***** of the sales of a product competing with a Royalty-Bearing


* Confidential Treatment has been requested for the marked portions of this agreement.

Product and embraced by a Valid Claim of such ArQule Patent Rights licensed to Wyeth-Ayerst hereunder, upon written notice from Wyeth-Ayerst, ArQule, in its sole discretion, shall either (i) initiate such action, or (ii) authorize Wyeth-Ayerst to commence such action. Wyeth-Ayerst may elect, but is under no obligation, to initiate legal action with respect to a Wyeth-Ayerst Patent Rights or Joint Patent Rights against such third party in its sole discretion, and ArQule shall cooperate fully with Wyeth-Ayerst in any such action at its own out-of-pocket expenses, further provided that ArQule shall have the right to join as a party. ArQule shall have the right to be represented by legal counsel of its own choosing at its sole expense. If Wyeth-Ayerst, within ***** months of receipt of such notice or such lesser period of time if a further delay would result in material harm, or the loss of a material right, has not commenced legal action against an infringer whose infringing product has a market share larger than ***** of the sales of a product competing with a Royalty-Bearing Product and embraced by a Valid Claim in that country of such Wyeth-Ayerst Patent Rights or Joint Patent Rights, upon written notice from ArQule, Wyeth-Ayerst, in its sole discretion, shall either (i) initiate such action, or
(ii) authorize ArQule to commence such action. Notwithstanding anything to the contrary, any settlement of such legal action by the initiating Party shall require the consent of the non-initiating Party, which consent shall not be unreasonably withheld. The Party whose Patent Rights allegedly are being infringed, if they initiate such action, shall not be required to bring or maintain more than one such suit at any time with respect to claims directed to any one method of manufacture or composition of matter. All monies recovered upon the final judgment or settlement of any such suit shall be shared, after reimbursement of expenses, by ArQule and Wyeth-Ayerst pro rata according to the respective percentages of costs borne by each Party in the suit pursuant to the
Section 7.4. Notwithstanding the foregoing, ArQule and Wyeth-Ayerst shall fully cooperate with each other in the planning and execution of any action to enforce the Patent Rights, and shall join suit if required by law to do so in order to bring such action.

     7.5. INFRINGEMENT OF THIRD PARTY RIGHTS.

               (a) If Wyeth-Ayerst should be of the reasonable opinion that it cannot make, import, use, market and/or sell a Royalty-Bearing Product without infringing a third party's patent, and where such infringement arises solely and directly from the use or sale of an ArQule Compound or ArQule Derivative Compound (but not a Wyeth-Ayerst Derivative Compound), it shall notify ArQule. Both Parties then shall seek an opinion of patent counsel acceptable to both Parties and shall share the costs thereof. If such patent counsel concurs with Wyeth-Ayerst's opinion, the Parties shall jointly or independently endeavor to secure a license from the third party on terms that are acceptable to both Parties.

               (b) If, in the opinion of patent counsel selected under Subsection (a) hereof, the third party patent, if litigated, would be found to be invalid or not infringed by the manufacture or sale of Royalty-Bearing Products, or if the Parties otherwise mutually agree to obtain a license to such third party patent, the Parties shall proceed in accordance with the terms of this Agreement, unless an action for infringement is brought against one or both Parties.

               (c) If either Party is sued for patent infringement of any third party patents arising out of the manufacture, use, sale or importation of Royalty-Bearing Products, and


* Confidential Treatment has been requested for the marked portions of this agreement.

where such infringement arises solely and directly from the use or sale of an ArQule Compound or ArQule Derivative Compound (but not a Wyeth-Ayerst Derivative Compound), the Parties shall promptly meet to discuss the course of action to be taken to resolve or defend any such infringement litigation. In such event, Wyeth-Ayerst shall determine the course of action with regard to such infringement litigation in its sole discretion, and ArQule shall provide Wyeth-Ayerst with such assistance as is reasonably necessary and shall cooperate in the defense of any such action.

               (d) Subject to Section 8.9, Wyeth-Ayerst shall bear all the costs and expenses arising in connection with any of the activities described in Sections 7.5(b) and 7.5(c).

     7.6. TRADEMARKS. Royalty-Bearing Products shall be marketed and sold under the trademark of Wyeth-Ayerst. Upon the termination of this Agreement, Wyeth-Ayerst shall continue to use its trademarks with respect to Royalty-Bearing Products.


8. PAYMENTS, REPORTS, AND RECORDS.

     8.1. ACCESS FEE. In partial consideration for Wyeth-Ayerst obtaining access to ArQule's Mapping Array(TM) Program and Directed Array(TM) Program as provided herein, Wyeth-Ayerst shall pay to ArQule a technology access fee equal to ***** (the "Access Fee") payable ***** , and for which Wyeth-Ayerst shall receive from ArQule a number of shares of ArQule Common Stock, determined in accordance with and subject to the terms and conditions of a certain Common Stock Purchase Agreement entered into by the Parties of even date hereof.

     8.2. RESEARCH AND DEVELOPMENT PAYMENTS. In partial consideration of the rights granted Wyeth-Ayerst under this Agreement, Wyeth-Ayerst shall pay ArQule the following amounts within ***** days after each occurrence of the following milestones:


Payment for Royalty-
Bearing Products                             Events
----------------                             ------

   *****                                     *****


   *****                                     *****


   *****                                     *****


   *****                                     *****



* Confidential Treatment has been requested for the marked portions of this agreement.

         *****                     *****



         *****                     *****




         *****                     *****




         *****                     *****


As used in this Section 8.2, ***** .



Such Research and Development payments shall be non-refundable and shall not be credited against royalties payable to ArQule under this Agreement. Research and Development payments shall be paid for the first occurrence of each Event listed above with respect to each Royalty-Bearing Product. Wyeth-Ayerst shall promptly notify ArQule of each occurrence of any of the foregoing Events.

     8.3. MARGINAL ROYALTIES. In consideration of the licenses granted to Wyeth-Ayerst hereunder, for each Royalty Period, Wyeth-Ayerst shall pay to ArQule a royalty for each Royalty-Bearing Product of:

        Annual Net Sales                        Marginal Royalty Rate
        ----------------                       (Percentage Of Net Sales)
                                               -------------------------

      *****                                            *****

      *****                                            *****



* Confidential Treatment has been requested for the marked portions of this agreement.

     8.4. REPORTS AND PAYMENTS. Within ***** days after the conclusion of each Royalty Period, Wyeth-Ayerst shall deliver to ArQule a report containing the following information:

                    (a) A report of the gross sales of Royalty-Bearing Products by Wyeth-Ayerst, its Affiliates, Sublicensees and Direct Licensees during the applicable Royalty Period in each country of sale in sufficient detail to permit confirmation of the accuracy of the royalty payment made;

                    (b) adjustments and calculation of Net Sales for the applicable Royalty Period in each country of sale; and

                    (c) total Net Sales in U.S. dollars, together with the exchange rates used for conversion.

All such reports shall be maintained in confidence by ArQule. If no royalties are due to ArQule for any reporting period, the report shall so state. Concurrent with this report, Wyeth-Ayerst shall remit to ArQule any payment due for the applicable Royalty Period. The method of payment shall be mutually agreed to. All amounts payable to ArQule under this Section will first be calculated in the currency of sale and then converted into U.S. dollars in accordance with Section 8.5, and such amounts shall be paid without deduction of any withholding taxes, value-added taxes, or other charges applicable to such payments.

     8.5. INVOICES; PAYMENTS IN U.S. DOLLARS. With the exception of Access Fee, Research and Development and royalty payments due under Sections 8.1, 8.2 and 8.3, respectively, ArQule shall submit invoices to Wyeth-Ayerst for each payment due ArQule hereunder (including without limitation all payments due pursuant to Section 3.4), and Wyeth-Ayerst shall pay such invoices within ***** days of receipt thereof. All payments due under this Agreement shall, except as provided in Section 8.6 below, be payable in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the WALL STREET JOURNAL) on the last working day of the calendar quarter preceding the applicable calendar quarter. Such payments shall be without deduction of exchange, collection, or other charges.

     8.6. PAYMENTS IN OTHER CURRENCIES. If by law, regulation, or fiscal policy of a particular country, conversion into United States dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, Wyeth-Ayerst shall give ArQule prompt written notice of such restriction, which notice shall satisfy the ***** day payment deadline described in Section 8.5. Wyeth-Ayerst shall pay any amounts due ArQule through whatever lawful methods ArQule reasonably designates; provided, however, that if ArQule fails to designate such payment method within ***** days after ArQule is notified of the restriction, then Wyeth-Ayerst may deposit such payment in local currency to the credit of ArQule in a recognized banking institution selected by Wyeth-Ayerst and identified by written notice to ArQule, and such deposit shall fulfill all obligations of Wyeth-Ayerst to ArQule with respect to such payment.


* Confidential Treatment has been requested for the marked portions of this agreement.

     8.7. RECORDS. Wyeth-Ayerst and its Affiliates shall maintain complete and accurate records of Royalty-Bearing Products made, used or sold by them or their Sublicensees or Direct Licensees under this Agreement, and any amounts payable to ArQule in relation to such Royalty-Bearing Products, which records shall contain sufficient information to permit ArQule to confirm the accuracy of any reports delivered to ArQule in accordance with Section 8.4. Wyeth-Ayerst shall retain such records relating to a given Royalty Period for at least ***** years after the conclusion of that Royalty Period. ArQule shall have the right, at its own expense, to cause an independent certified public accountant reasonably acceptable to Wyeth-Ayerst at a date and time mutually agreed upon by both Parties and after giving Wyeth-Ayerst at least ***** days written notice to inspect such records during normal business hours for the sole purpose of verifying any reports and payments delivered under this Agreement. Such accountant shall not disclose to ArQule any information other than information relating to accuracy of reports and payments delivered under this Agreement and shall provide the Wyeth-Ayerst with a copy of any report given to ArQule. The Parties shall reconcile any underpayment or overpayment within ***** days after the accountant delivers the results of the audit. In the event that any audit performed under this Section reveals an underpayment in excess of ***** in any Royalty Period, Wyeth-Ayerst shall bear the full cost of such audit. ArQule may exercise its rights under this Section only once every year and only with reasonable prior notice to the other Party.

        8.8. TERM OF ROYALTY OBLIGATION. Wyeth-Ayerst shall be obligated to pay royalties on each Royalty-Bearing Product on a country-by-country basis for the Royalty Period. Thereafter, Wyeth-Ayerst shall have a fully paid up license from ArQule with respect to such Royalty-Bearing Product.

     8.9. THIRD PARTY ROYALTIES. If Wyeth-Ayerst is required to pay royalties to a non-Affiliate third party in order to make, use or sell a Royalty-Bearing Product for which Wyeth-Ayerst is then paying royalties to ArQule, to avoid infringing such third party's patent rights, or where such royalties are payable to such third party as a result of adjudication of an infringement action or settlement thereof, and where such infringement arises solely and directly from the use or sale of an ArQule Compound or ArQule Derivative Compound (but not a Wyeth-Ayerst Derivative Compound), Wyeth-Ayerst may deduct up to ***** of such third party royalty payments from royalties thereafter payable to ArQule; PROVIDED, HOWEVER, that *****


9. CONFIDENTIAL INFORMATION.

     9.1. DEFINITION OF CONFIDENTIAL INFORMATION. Confidential Information shall mean any technical or business information furnished by the Disclosing Party to the Receiving


* Confidential Treatment has been requested for the marked portions of this agreement.

Party in connection with this Agreement and specifically designated as confidential. Such Confidential Information may include, without limitation, the identity of a chemical compound, the use of a chemical compound, trade secrets, know-how, inventions, technical data or specifications, testing methods, business or financial information, research and development activities, product and marketing plans, and customer and supplier information.

     9.2. DESIGNATION OF CONFIDENTIAL INFORMATION. Confidential Information that is disclosed in writing shall be marked with a legend indicating its confidential status. Confidential Information that is disclosed orally or visually shall be documented in a written notice prepared by the Disclosing Party and delivered to the Receiving Party within thirty (30) days of the date of disclosure; such notice shall summarize the Confidential Information disclosed to the Receiving Party and reference the time and place of disclosure.

     9.3. OBLIGATIONS. The Receiving Party agrees that it shall:

                    (a) maintain all Confidential Information in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its, and its Affiliates, directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes set forth in this Agreement;

                    (b) use all Confidential Information solely for the purposes set forth in, or as permitted by, this Agreement; and

                    (c) allow its directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary to effect the purposes set forth in this Agreement, with all such reproductions being considered Confidential Information.

     9.4. EXCEPTIONS. The obligations of the Receiving Party under Section 9.3 above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information:

                    (a) was in the public domain prior to the time of its disclosure under this Agreement;

                    (b) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party;

                    (c) was independently developed or discovered by the Receiving Party without use of the Confidential Information;

                    (d) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality to the Disclosing Party with respect to such Confidential Information; or

                    (e) is required to be disclosed to comply with applicable laws or regulations (such as disclosure to the FDA or the United States Patent and Trademark Office or to their foreign equivalents), or to comply with a court or administrative order, provided that the Disclosing Party receives prior written notice of such disclosure and that the Receiving Party takes all reasonable and lawful actions to obtain confidential treatment for such disclosure and, if possible, to minimize the extent of such disclosure.

     9.5. RETURN OF CONFIDENTIAL INFORMATION. Upon the termination of this Agreement, at the request of the Disclosing Party, the Receiving Party shall destroy or return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information in the possession of its legal counsel (for ArQule) and its Legal Department (for Wyeth-Ayerst) solely for the purpose of monitoring its obligations under this Agreement.

     9.6. PUBLICATIONS. ArQule shall not publish any scientific publications with respect to Active ArQule Compounds, Active Homologs, ArQule Derivative Compounds, Wyeth- Ayerst Compounds or Wyeth-Ayerst Derivative Compounds without the prior written permission of Wyeth-Ayerst, which may be withheld in its sole discretion.

     9.7. SURVIVAL OF OBLIGATIONS. The obligations set forth in this Article shall remain in effect for a period of ***** years after termination of this Agreement, except that the obligations of the Receiving Party to destroy or return Confidential Information to the Disclosing Party shall survive until fulfilled.


10. REPRESENTATIONS AND WARRANTIES.

     10.1. AUTHORIZATION. Each Party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a Party.

     10.2. INTELLECTUAL PROPERTY. Each Party further represents that it (a) owns or is the licensee in good standing of all Patent Rights, trade secrets and other intellectual property to be used by it in connection with the Research Program, except to the extent that such use is to be based upon patents, trademarks and other intellectual property furnished by the other Party; (b) has received no notice of infringement or misappropriation of any alleged rights asserted by any third party in relation to any technology to be used by it in connection with the Research Program; (c) is not in default with respect to any license agreement related to the Research Program; and (d) its directors, officers and employees responsible for intellectual property matters are not aware of any patent, trade secret or other right of any


* Confidential Treatment has been requested for the marked portions of this agreement.

third party which could materially adversely affect its ability to carry out its responsibilities under the Research Program or the other Party's ability to exercise or exploit any license granted to it under this Agreement. Such Party agrees to immediately notify the other Party in writing in the event such Party hereafter receives a notice of the type referred to in (b) above, becomes in default under any license agreement referred to in (c) above, or becomes aware of any patent, trade secret or other right of the nature referred to in (d) above.


11. INDEMNIFICATION AND INSURANCE.

     11.1. WYETH-AYERST INDEMNITY OBLIGATIONS. Wyeth-Ayerst (the "Indemnitor") agrees to defend, indemnify and hold ArQule, its Affiliates and their respective directors, officers, employees and agents (the "Indemnitee") harmless from all costs, judgments, liabilities and damages assessed by a court of competent jurisdiction arising from claims asserted by a third party against ArQule, its Affiliates or their respective directors, employees or agents as a result of:
(a) actual or asserted violations of any applicable law or regulation by Wyeth-Ayerst, its Affiliates, sublicensees or third party manufacturers by virtue of which the Royalty-Bearing Products manufactured, distributed or sold shall be alleged or determined to be adulterated, misbranded, mislabeled or otherwise not in compliance with such applicable law or regulation; (b) claims for bodily injury, death or property damage attributable to the manufacture, distribution, sale or use of the Royalty-Bearing Products by Wyeth-Ayerst, its Affiliates, sublicensees or third party manufacturers; or (c) a recall ordered by a governmental agency, or required by a confirmed failure, of Royalty-Bearing Products manufactured, distributed, or sold by Wyeth-Ayerst, its Affiliates, sublicensees or third party manufacturers as reasonably determined by the Parties hereto.

     11.2. CROSS-INDEMNITY OBLIGATIONS. Each Party (the "Indemnitor") agrees to defend, indemnify and hold the other Party, its Affiliates and their respective directors, officers, employees and agents (the "Indemnitee") harmless from all costs, judgments, liabilities and damages assessed by a court of competent jurisdiction arising from claims asserted by a third party against the Indemnitee as a result of a breach by the Indemnitor of any of its respective representations and warranties made pursuant to Section 10.1 or 10.2 hereof.

     11.3. PROCEDURE. In the event that an Indemnitee or any of its Affiliates or their respective employees or agents intends to claim indemnification under this Article 11, such Party shall promptly notify the Indemnitor of any loss, claim, damage, liability or action in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other Party represented by such counsel in such proceedings. The indemnity agreement in this
Article 11 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnitee under this Article 11, but the omission so to deliver notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article 11. The Indemnitee under this Article 11, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action, claim or liability covered by this indemnification.

     11.4. INSURANCE. Wyeth-Ayerst shall maintain appropriate product liability insurance or self-insurance with respect to development, manufacture and sales of the Royalty-Bearing Products by Wyeth-Ayerst in such amount as Wyeth-Ayerst customarily maintains with respect to sales of its other products. Wyeth-Ayerst shall each maintain such insurance for so long as it continues to manufacture or sell the Royalty-Bearing Products, and thereafter for so long as Wyeth-Ayerst maintains insurance for itself covering such manufacture or sales.


12. TERM AND TERMINATION.

     12.1. TERM. This Agreement shall commence on the Effective Date and shall remain in effect until the expiration of the last Royalty Period covering any Royalty-Bearing Product, unless earlier terminated as provided in this Article 12.

     12.2. BREACH OF PAYMENT OBLIGATIONS. In the event that Wyeth-Ayerst fails to make timely payment of any amounts due to ArQule under this Agreement, ArQule may terminate this Agreement upon ***** days written notice to Wyeth-Ayerst, unless Wyeth-Ayerst pays all past-due amounts within such ***** notice period.

     12.3. MATERIAL BREACH. In the event that either Party commits a material breach of any of its obligations under this Agreement (other than as provided in Section 12.2) and such Party fails (i) to remedy that breach within ***** days after receiving written notice thereof from the other Party or (ii) to commence dispute resolution pursuant to Section 13.4, within ***** after receiving written notice of that breach from the other Party, the other Party may immediately terminate this Agreement upon written notice to the breaching Party. In the event that a satisfactory resolution of a clear pattern of false positive screening results attributable to the quality of Mapping Array(TM) Compounds, and/or consistent inability to reproduce Active ArQule Compounds in accordance with the Mapping Array(TM) resynthesis performance criteria as set forth in
Section 3.6, cannot be achieved, then Wyeth-Ayerst shall have the right to terminate the Mapping Array(TM) Program in accordance with this Section 12.3. In the event that ArQule fails to complete, except under circumstances not reasonably within ArQule's control, by the end of the 1998 Contract Year at least ***** Directed Array(TM) Programs out of the sum of (a) the ***** Directed Array(TM) Programs commenced during the 1997 Contract Year, and (b) the ***** Directed Array(TM) Programs commenced during the 1998 Contract Year, all ***** of which had been timely approved by the Research Committee, then Wyeth-Ayerst shall have the right to terminate the Directed Array(TM) Program in accordance with this Section 12.3.

     12.4. INSOLVENCY. Either Party may terminate this Agreement immediately upon notice to the other Party in the event of (i) the filing by the other Party of a petition in

* Confidential Treatment has been requested for the marked portions of this agreement.

bankruptcy or for liquidation; (ii) the request for or appointment of a receiver for the other Party; (iii) execution upon any portion of the other Party's business or assets; (iv) the other Party's arrangement with or assignment for the benefit of creditors; or (v) the other Party becoming unable to meet its obligations as they become due.

     12.5. CHANGE OF CONTROL. In the event that ArQule is acquired by a competitor of Wyeth-Ayerst, Wyeth-Ayerst may (i) terminate the Mapping Array(TM) Program upon ***** months written notice to ArQule, and/or (ii) terminate any Directed Array Program upon ***** months written notice to ArQule, subject to the payment of all accrued and unpaid payments, including, without limitation, Mapping Array(TM) Program (as provided for in this Section 12.5), Directed(TM) Array Program, Research, and royalty payments accrued or accruing in the future. In the event Wyeth-Ayerst terminates the Mapping Array(TM) Program pursuant to this Section 12.5, then Wyeth-Ayerst shall pay ArQule a pro-rated Mapping Array(TM) subscription fee equal to the sum of ***** . In the event that Wyeth-Ayerst terminates the Directed Array(TM) Program pursuant to this Section 12.5, Wyeth-Ayerst shall be under no obligation to begin any new Directed Array(TM) Programs after giving notice of such termination. In the event of such acquisition, ArQule will keep confidential Wyeth-Ayerst Confidential Information, including, without limitation, the identity and number of the Directed Array Targets and Licensed Compounds, from its parent company, and any employee or consultant thereof (except former ArQule employees and consultants) for a period of ***** years.

     12.6. EFFECT OF TERMINATION. Termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such termination. The provisions of Article 6, Sections 7.1, 7.3, 7.6, Article 8 (with respect only to the payment of milestone payments and royalties accrued at the time of or after termination), Article 9, Article 11 and Article 13 shall survive the expiration or termination of this Agreement. Wyeth-Ayerst shall have the right to reserve or license pursuant to Article 3 or 4, any Active Compound disclosed to ArQule pursuant to Section 3.1 prior to termination of this Agreement, subject to all applicable terms and conditions of this Agreement, which shall also survive termination of this Agreement with respect to such compound. All licenses granted pursuant to Section 5.2 with respect any Licensed Compound shall survive termination of this Agreement subject to all applicable terms and conditions of this Agreement, which shall also survive termination of this Agreement with respect to such Licensed Compound. Upon termination of this Agreement, the Parties shall be obliged to take, maintain, and update an inventory of all payments due ArQule under Articles 3, 4 and 8 of this Agreement.


* Confidential treatment has been requested for the marked portions of this agreement

13. MISCELLANEOUS.

     13.1. RELATIONSHIP OF PARTIES. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided therein.

     13.2. PUBLICITY. Neither Party shall use the name of the other Party or reveal the terms of this Agreement in any publicity or advertising without the prior written approval of the other Party, except that (i) either Party may use the text of a written statement approved in advance by both Parties without further approval, (ii) either Party shall have the right to identify the other Party and to disclose the terms of this Agreement as required by applicable securities laws or other applicable law or regulation, and (iii) either Party may use the name of the other Party and reveal the existence of this Agreement as long as such statements do not disclose the terms of this Agreement. In any disclosure of this Agreement to a government agency under the preceding sentence, the disclosing party shall request confidential treatment of the sensitive terms and conditions hereof, such as the financial terms of this Agreement, and shall provide such confidential treatment request to the other party for review and comment prior to filing.

     13.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     13.4. DISPUTE RESOLUTION PROCEDURES.

               (a) The Parties hereby agree that they will attempt in good faith to resolve any controversy, claim or dispute ("Dispute") arising out of or relating to this Agreement promptly by negotiations between the ***** . Any such Dispute which is not settled by the Parties within fifteen (15) days after notice of such Dispute is given by one Party to the other in writing shall be referred to the ***** *** *** ***** who are authorized to settle such Disputes on behalf of their respective companies ("*****"). The ***** will meet for negotiations within fifteen (15) days of the end of the 15 day negotiation period referred to above, at a time and place mutually acceptable to both ***** . If the Dispute has not been resolved within thirty (30) days after the end of the 15 day negotiation period referred to above (which period may be extended by mutual agreement), subject to any rights to injunctive relief and unless otherwise specifically provided for herein, any Dispute will be settled first by non-binding mediation as described in subsection (b) below.

               (b) Any Dispute which is not resolved by the Parties within the time period described in subsection (a) shall be submitted to an alternative dispute resolution process ("ADR"). Within five (5) business days after the expiration of the

* Confidential Treatment has been requested for the marked portions of this agreement.

     thirty (30) day period set forth in subsection (a), each Party shall select for itself a representative with the authority to bind such Party and shall notify the other Party in writing of the name and title of such representative. Within ten (10) business days after the date of delivery of such notice, the representatives shall schedule a date for engaging in non-binding ADR with a neutral mediator or dispute resolution firm mutually acceptable to both representatives. Any such mediation shall be held in Boston, Massachusetts. Thereafter, the representatives of the Parties shall engage in good faith in an ADR process under the auspices of such individual or firm. If the representatives of the Parties have not been able to resolve the Dispute within thirty (30) business days after the conclusion of the ADR process, the Parties shall be free to bring an action in any court of competent jurisdiction to settle the Dispute. If the representatives of the Parties resolve the dispute within the thirty (30) day period set forth above, then such resolution shall be binding upon the Parties.

               (c) Nothing contained in this Section or any other provisions of this Agreement shall be construed to limit or preclude a Party from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief to compel the other Party to comply with its obligations hereunder. The Parties hereby irrevocably consent to submit to the jurisdiction of the courts of the Commonwealth of Massachusetts and/or any other court having jurisdiction for this purpose.

     13.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     13.6. HEADINGS. All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

     13.7. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the Parties, their Affiliates, and their respective lawful successors and assigns.

     13.8. ASSIGNMENT. This Agreement may not be assigned by either Party without the prior written consent of the other Party, except that either Party may assign this Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement.

     13.9. NOTICES. All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Wyeth-Ayerst:                                If to ArQule:

Wyeth-Ayerst Laboratories                          ArQule, Inc.
555 E. Lancaster Pike                              200 Boston Avenue, Suite 3600
St. Davids, PA  19087                              Medford, MA  02155
Attention: Sr. V.P. Global Business                Attention:  Eric B. Gordon
                  Development                      Tel: (617) 395-4100
Tel: (610) 971-5809                                Fax: (617) 395-1225
Fax: (610) 688-9498
                                                   with a copy to:
with a copy to:
American Home Products Corp.                       Palmer & Dodge
5 Giralda Farms                                    One Beacon Street
Madison, NJ  07940                                 Boston, MA  02108
Attention: Associate                               Attention:  Michael Lytton,
General Counsel                                    Esquire
Tel:  (973) 660-6150                               Tel: (617) 573-0327
Fax:  (973) 660-7155                               Fax: (617) 227-4420


     Either Party may change its designated address and facsimile number by notice to the other Party in the manner provided in this Section.

     13.10. AMENDMENT AND WAIVER. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     13.11. SEVERABILITY. In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

     13.12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the Parties relating to the subject matter hereof.

     13.13. FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party, nor be deemed to be in breach of this Agreement, for failure or delay in fulfilling or performing any provisions of this Agreement when such failure or delay is caused by or results from any cause whatsoever outside the reasonable control of the Party concerned including, but not limited to, fire, explosion, breakdown of plant, strike, lock-out, labor disputes, casualty or accident, lack or failure of transportation facilities, flood, lack or failure of sources of supply or of labor, raw materials or energy, civil commotion, embargo, any law, regulation, decision, demand or requirement of any national or local government or authority. The Party claiming relief shall, without delay, notify the other Party by registered airmail or by telefax of the interruption and cessation thereof and shall use its best efforts to remedy the effects of such hindrance with all reasonable dispatch. The onus of proving that any such Force Majeure event exists shall rest upon the Party so asserting. During the period that one Party is prevented from performing its obligations under this Agreement due to a Force Majeure event, the other Party may, in its sole discretion, suspend any obligations that relate thereto. Upon cessation of such Force Majeure event the Parties hereto shall use their best efforts to make up for any suspended obligations. If such Force Majeure event is anticipated to continue, or has existed for nine (9) consecutive months or more, this Agreement may be forthwith terminated by either Party by registered airmail or by telefax. In case of such termination the terminating Party will not be required to pay to the other Party any indemnity whatsoever.

     13.14. HART-SCOTT-RODINO ACT. If required by law, the parties will, at their own expense, prepare and make appropriate filings under Title II of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder (16 C.F.R. 801.1 et. seq.) (the "Act") as soon as reasonably practicable. The parties shall co-operate in the antitrust clearance process and agree to furnish promptly to the FTC and the Antitrust Division of the Department of Justice any additional information reasonably requested by them in connection with such filings.


              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.



AMERICAN HOME PRODUCTS CORPORATION                ARQULE, INC.



By: /s/ Gerald A. Jibilian                        By: /s/ Eric B. Gordon
    ------------------------------                    --------------------------
Name:  Gerald A. Jibilian                         Name:  Eric B. Gordon
Title: Vice President                             Title: President and
                                                         Chief Executive Officer

                                    EXHIBIT A

                                  Research Plan
                                  -------------

Pursuant to Section 1.42 hereof, the initial Research Plan shall be developed by the Parties within ***** days of the Effective Date and be attached to this Agreement as EXHIBIT A.

* Confidential Treatment has been requested for the marked portions of this agreement.

                                    EXHIBIT B

  Process for Progressing Lead Compounds from Discovery Research to an Approved
  -----------------------------------------------------------------------------
                               IND-Track Compound
                               ------------------


Biological Compounds
--------------------

*****



* Confidential Treatment has been requested for the marked portions of this agreement.

*****




Chemical Criteria
-----------------



******



* Confidential Treatment has been requested for the marked portions of this agreement.

Other Criteria
--------------

*****



* Confidential Treatment has been requested for the marked portions of this agreement.

                           IND-TRACK PROPOSAL DOCUMENT
                           ---------------------------


*****



* Confidential Treatment has been requested for the marked portions of this agreement.

                         IND-TRACK COMPOUND PROCESS FLOW
                         -------------------------------




*****




* Confidential Treatment has been requested for the marked portions of this agreement.

*****



* Confidential Treatment has been requested for the marked portions of this agreement.